UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

MTM Technologies, Inc.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1200 High Ridge Road, Stamford, Connecticut 06905
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(1)   FirstMark Notes

     On January 29, 2009, MTM Technologies, Inc. (the “Company”) issued and sold to (1) FirstMark III, L.P (“FirstMark III”) a promissory note in the principal amount of $876,449 (the “FirstMark III Note”), and (2) FirstMark III Offshore Partners, L.P. (“FirstMark Offshore” and collectively with FirstMark III, “FirstMark”) a promissory note in the principal amount of $123,551 (the “FirstMark Offshore Note” and collectively with the FirstMark III Note, the “FirstMark Notes”).

     FirstMark (formerly Pequot) currently owns approximately 57% of the Company’s voting stock and has the right to acquire up to 62% of the Company’s voting stock. Gerald A. Poch and Sterling Phillips are members of the Company’s Board of Directors and are also affiliated with FirstMark.

     The FirstMark Notes are due and payable in full on the later of (a) February 13, 2009, or (b) the date that the Company has obtained all necessary consents from its Senior Lenders (as defined below) to such payment. The FirstMark Notes will bear interest at a rate per annum equal to 15.0% . Interest on the FirstMark Notes shall be due and payable in cash or, at the option of the Company, in shares of the Company’s next designated series of preferred stock at a price per share of $0.638.

     The right of repayment of principal and interest on the FirstMark Notes is subordinated to the rights and security interest of (i) GE Commercial Distribution Finance Corporation (“CDF”) in connection with the August 21, 2007, secured Credit Facilities Agreement (“Credit Facilities Agreement”) with CDF, as Administrative Agent, GECC Capital Markets Group, Inc., as Sole Lead Arranger and Sole Bookrunner, and CDF and the other lenders listed in the Credit Facilities Agreement, and (ii) Columbia Partners, L.L.C. Investment Management, as Investment Manager and National Electric Benefit Fund (“NEBF”) in connection with the November 23, 2005, secured credit agreement (the “CP/NEBF Credit Agreement”) with Columbia Partners, L.L.C. Investment Management, as Investment Manager, and NEBF, as Lender (CDF and NEBF collectively, the “Senior Lenders” and the Credit Facilities Agreement and the CP/NEBF Credit Agreement collectively the “Senior Debt”). While any default or event of default has occurred and is continuing with respect to any Senior Debt, the Company is prohibited from making any payments or distribution in respect of the FirstMark Notes.

     Upon an event of default, as set forth in the FirstMark Notes, the holders of the FirstMark Notes may declare all amounts outstanding under the FirstMark Notes immediately due and payable and exercise other remedies permitted by the FirstMark Notes or at law or in equity, subject to the above mentioned subordination.

     The FirstMark Notes are filed herewith as Exhibits 10.1 and 10.2. The foregoing description of the FirstMark Notes does not purport to be complete, and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

(2)   Amendments to the Credit Facilities Agreement and to the CP/NEBF Credit Agreement

     On February 3, 2009, the Company and its subsidiaries (collectively with the Company, the “Companies”) entered into a Seventh Amendment to the Credit Facilities Agreement with CDF (the “Seventh Amendment”), and on January 29, 2009 the Companies entered into Amendment No. 7 to the CP/NEBF Credit Agreement (“Amendment No. 7”).

     The Seventh Amendment and Amendment No. 7 amend the respective Senior Debt in order to (a) accommodate the FirstMark Notes, since the terms and conditions of the Senior Debt give the Senior Lenders the right to consent to and approve of various indebtedness incurred by the Company, (b) waive breach of the covenant regarding the Maximum Total Funded Indebtedness to EBITDA ratio, and (c) modify certain financial covenants contained in the Senior Debt, including a reduction of required minimum EBITDA amounts for the fiscal quarters ending on December 31, 2008 and March 31, 2009.

     Amendment No. 7 also amends the CP/NEBF Credit Agreement in order to increase the borrowings under such CP/NEBF Credit Agreement by $1,000,000 (the “Additional NEBF Debt”); in particular, the Companies issued to NEBF a Second Amended and Restated Secured Promissory Note in the principal amount of $29,000,000, which replaces the Amended and Restated Secured Promissory Note issued to NEBF in the principal amount of $28,000,000 dated June 16, 2008.

     Upon a breach or default by the Company with respect to the FirstMark Notes or the Senior Debt not cured by the Company within any applicable grace period, the Senior Lenders may declare all outstanding obligations under the Senior Debt immediately due and payable and exercise other remedies permitted under the Senior Debt or at law or in equity.

     Any term not otherwise defined in this discussion has the meaning ascribed to such term in the respective Senior Debt. The Seventh Amendment and Amendment No. 7 are filed herewith as Exhibits 10.3 and 10.4. The foregoing description of the Seventh Amendment and Amendment No. 7 does not purport to be complete, and is qualified in its entirety by reference to the full text of such documents, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description of the FirstMark Notes and Amendment No. 7 in Item 1.01 hereof which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1      FirstMark III, L.P. Subordinated Promissory Note dated January 29, 2009.

Exhibit 10.2      FirstMark III Offshore Partners, L.P. Subordinated Promissory Note dated January 29, 2009.

Exhibit 10.3      Seventh Amendment to GE Credit Facilities Agreement.

Exhibit 10.4      Amendment No. 7 to CP/NEBF Credit Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)

February 4, 2009	By:	/s/ J.W. Braukman, III
J.W. Braukman, III
Senior VicePresident and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Exhibit 10.1	FirstMark III, L.P. Subordinated Promissory Note dated January 29, 2009.

Exhibit 10.2	FirstMark III Offshore Partners, L.P. Subordinated Promissory Note dated January 29, 2009.

Exhibit 10.3	Seventh Amendment to GE Credit Facilities Agreement.

Exhibit 10.4	Amendment No. 7 to CP/NEBF Credit Agreement.